Exhibit B.43.4






                         YANKEE GAS SERVICES COMPANY



                                 BY-LAWS




















                                              As in effect on March 1, 2000








                              YANKEE GAS SERVICES COMPANY

                                     BY-LAWS

                                    ARTICLE I

                                 PRINCIPAL OFFICE

      Section 1. The principal office of the Company shall be in the Town of Rocky Hill, Connecticut.


                                     ARTICLE II

                              MEETINGS OF SHAREHOLDERS

      Section 1. Meetings of the shareholders may be held at any place in the State of Connecticut fixed by the Board of Directors.

      Section 2. The Annual Meeting of Shareholders for the election of Directors and the transaction of such other business as may properly be brought before the meeting shall be held within 6 months after the end of each fiscal year of the Company on the day and at the hour designated by the Board of Directors.

      Section 3. Notice of all meetings of shareholders, stating the day, hour and place thereof, shall be given by a written or printed notice, delivered or sent by mail, at least ten days but not more than fifty days prior to the meeting, to each shareholder of record on the books of the Company and entitled to vote at such meeting, at the address appearing on such books, unless such shareholder shall waive notice or be in attendance at the meeting. Notice of a special meeting of shareholders shall state also the general purpose or purposes of such meeting and no business other than that of which notice has been given shall be transacted at such meeting.

      Section 4. At all meetings of shareholders each share of Common Stock entitled to vote, and represented in person or by proxy, shall be entitled to one vote.

      Section 5. The Board of Directors may fix a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, such date in any case to be not earlier than the date such action is taken by the Board of Directors and not more than seventy days and not less than ten days immediately preceding the date of such meeting. In such case only such shareholders or their legal representatives as shall be shareholders on the record date so fixed shall be entitled to such notice and to vote at such meeting or any adjournment thereof, notwithstanding the transfer of any shares of stock on the books of the Company after any such record date so fixed.



                               ARTICLE III

                                DIRECTORS


      Section 1. The business, property and affairs of the Company shall be managed by a Board of not less than three nor more than sixteen Directors. Within these limits, the number of positions on the Board of Directors for any year shall be the number fixed by resolution of the shareholders or of the Board of Directors, or, in the absence of such a resolution, shall be the number of Directors elected at the preceding Annual Meeting of Shareholders. Until the first fixing of such number pursuant hereto, such number shall be five. The Directors so elected shall continue in office until their successors have been elected and qualified, except that a Director shall cease to be in office upon his death, resignation, lawful removal or court order decreeing that he is no longer a Director in office.

      Section 2. The Board of Directors shall have power to fill vacancies that may occur in the Board or any other office, by death, resignation or otherwise, by a majority vote of the remaining members of the Board, and the person so chosen shall hold the office until the next Annual
Meeting of Shareholders and until his successor shall be elected and qualified.

      Section 3. The Board of Directors shall have power to employ such and so many agents and factors or employees as the interests of the Company may require, and to fix the compensation and define the duties of all of the officers, agents, factors and employees of the Company shall be subject to the order of said Board, shall hold their offices at the pleasure of said Board, and may be removed at any time by said Board at its discretion.

      Section 4. The Board of Directors shall have power to fix from time to time the compensation of the Directors and the method of payment thereof.

      Section 5. Any one or more Directors may be removed from office at any time with or without any showing of cause by affirmative vote of the holders of a majority of the Company's issued and outstanding shares entitled to vote.

      Section 6. The provisions of this Article III shall be subject to any right of the holders of the preferred stock to elect directors by a separate vote.










                               ARTICLE IV

                          MEETINGS OF DIRECTORS



      Section 1. A regular meeting of the Board of Directors shall be held annually, without notice, directly following the annual meeting of shareholders, for the election of officers and the transaction of other business.

      Section 2. All other regular meetings of the Board of Directors may be held at such time and place as the Board may from time to time determine and fix by resolution. Special meetings of the Board may be held at any place upon call of the Chairman (if there be one) or the President, or, in the event of the absence or inability of either to act, of a Vice President, or upon call of any three or more directors.

      Section 3. Oral or written notice of the time and place of each special meeting of the Board of Directors shall be given to each director personally or by telephone, or by mail or telegraph at his last-known post office address, at least twenty-four hours, or shorter time as may be practicable in the circumstances, prior to the time of the meeting, provided that any director may waive such notice in writing or by telegraph or by attendance at such meeting.

      Section 4.   One-third of the directorships as fixed in accordance with
Section 1 of Article III of these By-Laws shall constitute a quorum, except that no quorum shall consist of less than two Directors. A number less than a quorum may adjourn from time to time until a quorum is present. In the event of such an adjournment, notice of the adjourned meeting shall be given to all Directors.

      Section 5. Except as otherwise provided by these By-Laws, the act of a majority of the Directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors.

      Section 6. Any resolution in writing concerning action to be taken by the Company, which resolution is approved and signed by all of the Directors, severally or collectively, whose number shall constitute a quorum for such action, shall have the same force and effect as if such action were authorized at a meeting of the Board of Directors duly called and held for that purpose, and such resolution, together with the Directors' written approval thereof, shall be recorded by the Secretary in the minute book of the Company.

      Section 7. A Director or a member of a committee of the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone or similar communications equipment enabling all Directors participating in the meeting to hear one another, and participation in a meeting in such manner shall constitute presence in person at such meeting.




                                  ARTICLE V


                                  OFFICERS


      Section 1. At its annual meeting the Board of Directors shall elect a Chairman of the Board, President, one or more Vice Presidents, a Secretary, a Treasurer and, if the Board shall so determine, a Vice Chairman of the Board, each of whom shall hold office until the next annual meeting of the board and until his successor shall have been elected and qualified or until his earlier resignation or removal. Any two or more offices may be held by the same person except that the offices of President and Secretary may not be held simultaneously by the same person. The Board may also elect at such annual meeting or at any other regular meeting or at any special meeting of the Board called for that purpose, such other officers as may be required for the proper transaction of business by the Company. A vacancy in any office may be filled at any regular meeting of the Board or at any special meeting of the Board called for that purpose.

      Section 2. The Board of Directors shall designate either the Chairman of the Board or the President as the Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Company and shall generally supervise and control all of the business and affairs of the Company, subject to the direction and control of the Board of Directors. He or another person appointed by him as his substitute shall, unless otherwise directed by the Board of Directors, attend in person or execute on behalf of the Company written instruments appointing a proxy or proxies to represent the Company at all meetings of the securityholders of any corporation in which the Company shall hold any voting securities. At all such meetings and otherwise, the Chief Executive Officer, in person or by substitute or proxy, may vote such securities so held by the Company and may execute written consents and other instruments with respect to such securities and may exercise on behalf of the Company any and all rights and powers incident to the ownership thereof, subject to any instructions of the Board of Directors. He shall have such other powers and duties as may be prescribed by the Board of Directors from time to time.

      Section 3. The chairman of the Board shall preside at all meetings of the Board and of the shareholders at which he is present, unless the Board shall determine otherwise, and shall have such other authority and shall perform such duties as from time to time may be assigned to him by the Board of Directors.

      Section 4. If the Chairman of the Board has been designated Chief Executive Officer, the President shall, in the absence of the Chairman of the Board, perform the duties of the Chief Executive Officer and when so acting shall have all the powers of the Chief Executive Officer. The President shall have such other powers and duties as may be assigned to him by the Chief Executive Officer or the Board of Directors.

      Section 5. The Vice Presidents shall have such powers and duties as may be assigned to them from time to time by the Chief Executive Officer, the President or the Board of Directors. One of the Vice Presidents may be designated by the Board as the Executive Vice President and, if so designated, shall exercise the powers and perform the duties of the President and, if the President has been designated Chief Executive Officer, the duties of the Chief Executive Officer, if the President is absent or unable to perform the duties of his office. The Board of Directors may also designate one or more of such Vice Presidents as Senior Vice Presidents.

      Section 6. The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors. He shall give notice of all meetings of the shareholders and of the Board. He shall record all votes taken at such meetings. He shall be custodian of all contracts, leases, assignments, deeds and other instruments in writing and documents not properly in custody of the Treasurer, and shall have such additional powers and duties as may be assigned to him from time to time by the Chief Executive Officer, the President or the Board of Directors. He shall have custody of the corporate seal of the Company and shall affix the same to all instruments requiring a seal.

      Section 7. The Treasurer shall have charge of all receipts and disbursements of the Company, and shall be the custodian of the Company's funds. He shall have full authority to receive and give receipts for all moneys due and payable to the Company from any source whatever, and give full discharge for the same, and to endorse checks, drafts and warrants in its name and on its behalf. He shall sign all checks, notes and drafts and similar instruments, except as otherwise provided by the Board of Directors. He shall have such additional powers and duties as may be assigned to him from time to time by the Chief Executive Officer, the President or the Board of Directors.

      Section 8. Any other officer shall have such powers and duties as may be prescribed by the Board of Directors of by another officer pursuant to Board authorization.

      Section 9. In addition to such powers and duties as these Bylaws and the Board of Directors may prescribe, and except as may be otherwise provided by the Board, each officer shall have the powers and perform the duties which by law and general usage relate to his office. The Board of Directors may from time to time modify the powers and duties of any officer or delegate the powers or duties of any officer to any other officer or agent, notwithstanding any other provision of these Bylaws.

      Section 10. Any officer of the Company may be removed at any time, with or without cause, by the Board of Directors.







                                ARTICLE VI

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

      Section 1. The Company shall, to the full extent now or hereafter permitted by law, indemnify any person made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or the person whose legal representative he is, is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him and the person whose legal representative he is in connection with such proceeding (whether the same shall be by or in the right of the Company or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise).

      Section 2. If the determination of whether indemnification is proper in the circumstances is to be made by the Board of Directors, the Board may rely upon the written opinion of legal counsel as to whether such indemnification is permitted by law. Any person referred to in Section 1 of this Article VI who has been refused indemnification by the Company shall nevertheless be indemnified by it if a court of competent jurisdiction determines that such indemnification is permitted by law.

      Section 3. Expenses incurred in connection with any threatened, pending or completed action, suit or proceeding referred to in Section 1 of this Article VI may be advanced by the Company to the full extent now or hereafter permitted by law.

      Section 4. The intention of this Article VI is to provide indemnification with the broadest and most inclusive coverage permitted by law at the time of (a) the act or omission to be indemnified against or (b) such indemnification, whichever may be broader or more inclusive. If the indemnification permitted by law at the time this Article VI becomes effective, or at any future time, shall be broader or more inclusive than the other provisions of this Article VI, then indemnification shall nevertheless be the broadest and most inclusive permitted by law at any time and this
Article VI shall be deemed to have been amended accordingly. If any provision or potion of this Article VI shall be invalid or ineffective, the validity and effect of the remaining provisions of these Bylaws shall not be affected.

      Section 5. The indemnification and advancement of expenses provided by or granted pursuant to the other provisions of this Article VI shall not be deemed exclusive of any other rights to which a person obtaining or seeking indemnification or advancement of expenses may be entitled under any law, agreement, vote of shareholders or the Board, or otherwise.





                             ARTICLE VII

                             COMMITTEES

      Section 1. The Board of Directors may designate two or more Directors to constitute an executive committee or other committees, which committees shall have and may exercise all such authority of the Board of Directors as shall be provided in such resolution. At the time of such appointment, the Board of Directors may also appoint, in respect to each member of any such committee, another Director to serve as his alternate at any meeting of such committee which such member is unable to attend. Each alternate shall have, during his attendance at a meeting of such committee, all the rights and obligations of a regular member thereof. Any vacancy on any such committee or among alternate members thereof shall be filled by the Board of Directors.

                             ARTICLE VIII

                          STOCK CERTIFICATES

      Section 1. All stock certificates, Common and Preferred, may bear the facsimile signatures of the President or a Vice President and the Treasurer or an Assistant Treasurer and a facsimile seal of the Company, or may be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may be sealed by any one of such officers.

                              ARTICLE IX

                            CORPORATE SEAL

      Section 1. The corporate seal of the Company shall be circular in form with the name of the Company inscribed therein.

                              ARTICLE X

                             AMENDMENTS

      Section 1. These By-Laws may be altered, amended, added to or repealed from time to time by an affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon at any meeting of the shareholders called for the purpose or by an affirmative vote of Directors holding a majority of the number of directorships then fixed in accordance with Section 1 of Article III of these By-Laws at any meeting of the Board of Directors called for the purpose.